Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-261813) on Form S-8 of our report dated March 11, 2022, with respect to the consolidated financial statements of Cadre Holdings, Inc.

/s/ KPMG LLP
Jacksonville, Florida
March 11, 2022